UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2013

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 15, 2013, Hansen Medical, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), pursuant to which the Company may offer and sell, from time to time, through Cantor shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $25.0 million. The Company intends to use the proceeds of this offering for general corporate purposes, including capital expenditures and working capital. The Company may also use a portion of the net proceeds from this offering to repay outstanding debt under its loan agreement with Oxford Finance LLC and Silicon Valley Bank, or to acquire or invest in other businesses, technologies, products or intellectual property.

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, Cantor may sell the Shares by any methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Global Market, on any other existing trading market for the Shares or to or through a market maker. In addition, under the Agreement and pursuant to the terms of a placement notice, Cantor may sell the Shares by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The NASDAQ Global Market, to sell the Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose).

The Company is not obligated to make any sales of the Shares under the Agreement. The offering of Shares pursuant to the Agreement will terminate upon the earlier of (a) the sale of all of the Shares subject to the Agreement or (b) the termination of the Agreement by Cantor or the Company, which may happen at any time upon 10 days notice to the other party or upon the occurrence of certain other circumstances.

The Company will pay Cantor a commission of 3.0% of the gross sales price per share sold and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, in connection with entering into the Agreement.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-180547), the base prospectus, dated April 23, 2012, filed as part of such Registration Statement, and the prospectus supplement, dated March 15, 2013, to be filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated March 15, 2013, by and between Hansen Medical, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in its opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: March 18, 2013	/s/ PETER J. MARIANI
Peter J. Mariani Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1	Controlled Equity OfferingSM Sales Agreement, dated March 15, 2013, by and between Hansen Medical, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in its opinion filed as Exhibit 5.1).